Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  January 3, 2011

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)

ITEM 8.01	OTHER EVENTS.

On January 3, 2011, our wholly owned subsidiaries, RCI Dining Services (Airport Freeway), Inc. (“RCI Dining”) and RCI Holdings, Inc. (“RCI”) completed the acquisition of a new gentlemen’s club adjacent to the south end of the Dallas-Ft. Worth International Airport and the purchase of the underlying real property, respectively, for an aggregate purchase price of $4,500,000.   A Purchase Agreement and Build-to-Suit Turnkey Construction Agreement had previously been entered into in December 2009, which agreement provided for the construction of the new club and the purchase of the real property located at 15000 Airport Freeway (Highway 183), Fort Worth, Texas.  A certificate of occupancy has been issued for the building, and the property has been zoned by the city of Fort Worth for use by a sexually oriented business.  A mixed beverage application is pending at the Texas Alcoholic Beverage Commission.    A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: January 5, 2011	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer